Exhibit 99.1

News Release

TE CONNECTIVITY ANNOUNCES KEY MANAGEMENT CHANGES
AND PROVIDES PRELIMINARY THIRD-QUARTER RESULTS

SCHAFFHAUSEN, Switzerland, July 17, 2012 — TE Connectivity Ltd. (NYSE: TEL) today announced the following changes to its leadership team:

•                  Terrence Curtin, Executive Vice President and Chief Financial Officer, has been named President, Industrial Solutions.  This new segment will include TE’s Industrial, Energy, and Aerospace, Defense and Marine businesses.

•                  Robert (Bob) Hau will succeed Mr. Curtin as Executive Vice President and Chief Financial Officer.  Mr. Hau joins TE from Lennox International, where he most recently served as Executive Vice President and Chief Financial Officer.  Prior to his tenure at Lennox, he was at Honeywell International, where he last served as CFO of Honeywell’s Aerospace Business Group.

•                  Joe Donahue, Executive Vice President, Chief Operating Officer and President, Transportation Solutions, has been appointed President, Network Solutions, succeeding Alan Clarke who will retire at the end of the calendar year.  The Network Solutions segment includes TE’s Telecom Networks, Data Communications, Enterprise Networks and Subsea Communications businesses.

•                  Steve Merkt will succeed Mr. Donahue and has been promoted to President, Transportation Solutions.  He previously served as President of TE’s Automotive business.

•                  James O’Toole will continue to serve as President of the Company’s Consumer Solutions businesses (Consumer Devices and Appliance), which will now become a stand-alone segment.

“TE’s vision is to be our customers’ first choice for connectivity solutions.  This new segment structure is the next step to achieving this vision by grouping our businesses to better meet the evolving and expanding needs of our customers,” said Tom Lynch, TE’s Chief Executive Officer.  “Our four segment leaders—Terrence Curtin, Joe Donahue, Steve Merkt and James O’Toole—are proven leaders with a strong track record of performance at TE.  We are also very pleased to have Bob Hau join our team as CFO. Bob is a talented financial leader with strong operating skills honed at Allied Signal, Honeywell and Lennox.”

The changes will be effective August 1, 2012.  During the fourth quarter, the Company will transition to the new segment structure and all changes to segment reporting will be effective at the beginning of the Company’s fiscal year 2013, which begins on September 29, 2012.

PRELIMINARY THIRD-QUARTER RESULTS

The Company is also providing the following preliminary results for its fiscal third quarter ended June 29, 2012.

•                  Sales were $3.5 billion

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) are expected to be approximately $0.60

•                  Adjusted EPS are expected to be $0.79

“Our performance in the quarter was solid and we expect to report adjusted EPS and operating margins that are in line with our expectations,” said Mr. Lynch.  “The current economic environment continues to be uncertain and our sales in the quarter were slightly below our guidance range due to the weakening of the Euro and demand in the Networks segment that was softer than anticipated.”

The Company will report complete results for its fiscal third quarter before trading begins on July 25, 2012.

NON-GAAP MEASURE

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”).  We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult.  It also is a significant component in our incentive compensation plans.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a global, $14 billion company that designs and manufactures approximately 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. Find more information about TE Connectivity at http://www.te.com.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and our Quarterly Reports on Form 10-Q for the periods ended December 30, 2011 and March 30, 2012, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.  TE will provide additional discussion and analysis and other important information concerning its third quarter financial results and condition when it reports its actual results.

Contacts

Media Relations Amy Shah TE Connectivity +1 610-893-9555 amy.shah@te.com	Investor Relations Keith Kolstrom TE Connectivity +1 610-893-9551 keith.kolstrom@te.com Will Ruthrauff TE Connectivity +1 610-893-9565 will.ruthrauff@te.com

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